Crawford & Company®
5335 Triangle Parkway
Peachtree Corners, GA 30092

FOR IMMEDIATE RELEASE
CRAWFORD & COMPANY REPORTS 2018 SECOND QUARTER RESULTS
GENERATES CONTINUED REVENUE GROWTH DURING QUARTER
COMPANY UPDATES 2018 GUIDANCE

ATLANTA, (August 6, 2018) -- Crawford & Company (www.crawfordandcompany.com) (NYSE: CRD-A and CRD-B), the world’s largest publicly listed independent provider of claims management solutions to insurance companies and self-insured entities, today announced its financial results for the second quarter ended June 30, 2018.
The Company’s two classes of stock are substantially identical, except with respect to voting rights and the Company’s ability to pay greater cash dividends on the non-voting Class A Common Stock (CRD-A) than on the voting Class B Common Stock (CRD-B), subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of CRD-A must receive the same type and amount of consideration as holders of CRD-B, unless different consideration is approved by the holders of 75% of CRD-A, voting as a class.

Consolidated Results
Second Quarter 2018 Summary

•	Revenues before reimbursements of $279.0 million, compared with $269.2 million for the 2017 second quarter

•	Pretax loss on disposition of business line of $17.8 million

•	Net (loss) income attributable to shareholders of $(2.4) million, compared to $10.2 million in the same period last year

•	Diluted (loss) earnings per share of $(0.04) for CRD-A and $(0.06) for CRD-B, compared with $0.19 for CRD-A and $0.17 for CRD-B in the prior year second quarter

Non-GAAP Consolidated Results
Second Quarter 2018 Summary

•
Net income attributable to shareholders, on a non-GAAP basis, before restructuring and special charges in 2017 and loss on disposition of business line in 2018, totaled $10.9 million in the 2018 second quarter, compared to $14.8 million in the same period last year

•
Diluted earnings per share of $0.20 for CRD-A and $0.19 for CRD-B on a non-GAAP basis in the 2018 second quarter, before restructuring and special charges and loss on disposition of business line, compared to $0.27 for CRD-A and $0.25 for CRD-B in the prior year second quarter

•
Consolidated operating earnings, a non-GAAP financial measure, were $21.6 million or 8% of revenues in the 2018 second quarter, compared with $29.2 million or 11% of revenues in the 2017 second quarter

•	Consolidated adjusted EBITDA, a non-GAAP financial measure, was $31.3 million or 11% of revenues in the 2018 second quarter, compared with $38.2 million or 14% of revenues in the 2017 period

Mr. Harsha V. Agadi, president and chief executive officer of Crawford & Company, stated, “I am pleased with our results as the comprehensive strategy that we implemented through 2017 continues to show signs of success. Our team’s singular focus is to return Crawford & Company to sustained revenue growth and the initiatives that we have put in place through 2017 are beginning to take hold as can be seen in our second quarter results where revenues grew 4% from the prior year quarter and represent our third consecutive quarter of growth. Of note, revenues grew 6% when excluding the Garden City Group which demonstrates the building momentum in our core business.
“Our second quarter results also demonstrate our commitment to our clients which we deliver day in and day out. It is this commitment which builds brand loyalty and positions Crawford as a more valuable partner. An example of this was our response to the major wind storms in Canada during the quarter where we leveraged our global scale to deliver for clients who were suddenly inundated with a high volume of claims. Ultimately, as we continue to deliver for our clients in their times of need, we will differentiate Crawford and see our market share grow.
“A key factor to our success and ability to overcome industry challenges has been the successful achievement of our commitment to improve our sales team and our sales effectiveness. Year to date, our RFP win rate has improved to 38% and we have retained 100% of our U.S. CAT clients this season, both of which are marked improvements over prior years. I am especially pleased with both our CAT retention and the increase in catastrophe business overall given the substantial investment that we made during the unprecedented hurricane season that we encountered last year. Another noteworthy success in the quarter came in Europe where we were engaged by a top 5 global carrier to form the first of its kind pan-European response team on a weather related surge for us.
“These successes demonstrate our renewed focus on execution in order to drive improved results. Our sale of the Garden City Group in the second quarter is another key step which will further sharpen our focus as we move towards providing integrated end-to-end solutions for our clients. With the sale complete, we will now be able to focus our entire organization on our core client segments which are Corporates, Brokers, and Carriers. Additionally, we have now realigned our sales teams in our major markets to more aggressively pursue these segments. We are also increasing our investment in our Tier 1 countries of the U.S., U.K., Canada, and Australia where we are best positioned to leverage our strengths and more effectively sell ‘One Crawford’ to our clients. These investments will deliver a much higher market share than we have today and position Crawford to successfully achieve our longer term goal of delivering 5% revenue growth and 15% earnings growth, annually,” concluded Mr. Agadi.

Segment Results for the Second Quarter
Crawford TPA Solutions: Broadspire
Crawford TPA Solutions: Broadspire segment revenues before reimbursements were $102.6 million in the 2018 second quarter, increasing 6% from $97.0 million in the 2017 second quarter. On a constant dollar basis, a non-GAAP measure, second quarter 2018 revenues were $101.7 million. Crawford TPA Solutions: Broadspire recorded operating earnings of $8.1 million in the second quarter of 2018, representing an operating margin of 8%, compared with $9.7 million, or 10% of revenues, in the 2017 second quarter.
Crawford Claims Solutions
Crawford Claims Solutions revenues before reimbursements were $93.2 million in the second quarter of 2018, increasing 15% from $81.1 million in the second quarter of 2017. On a constant dollar basis, second quarter 2018 revenues were $89.6 million. Operating earnings were $3.8 million in the 2018 second quarter, compared with $3.3 million in the second quarter of 2017, representing an operating margin of 4% in both the 2018 and 2017 periods.

Crawford Specialty Solutions
Crawford Specialty Solutions revenues before reimbursements were $83.2 million in the second quarter of 2018, down 9% from $91.1 million in the same period of 2017. On a constant dollar basis, second quarter 2018 revenues were $80.5 million. Operating earnings were $10.4 million in the 2018 second quarter compared with $14.1 million in the 2017 period. The segment’s operating margin for the 2018 quarter was 12%, as compared to 15% in the 2017 quarter.
Unallocated Corporate and Shared Costs and Credits, Net
Unallocated corporate costs, net were $0.7 million in the second quarter of 2018, compared with a credit of $2.0 million in the same period of 2017. The increase for the three months ended June 30, 2018 was due an increase in unallocated professional fees during the 2018 period and certain expense credits in the prior year period.

Restructuring and Special Charges
The Company recorded no restructuring and special charges in the 2018 second quarter and restructuring charges of $6.8 million in the 2017 second quarter. Restructuring costs for the 2017 second quarter were comprised of costs related to the establishment and phase in of the Company's global business and technology service centers and other restructuring charges for asset impairments and lease termination costs.

Loss on Disposition of Business Line
On June 15, 2018, the Company completed the sale of all of the issued and outstanding equity interests in its Garden City Group business to EPIQ Class Action & Claims Solutions, Inc. for initial proceeds of $42.0 million, subject to post-closing working capital adjustments. Adjusted proceeds totaled $44.6 million including the preliminary working capital adjustment of $2.6 million. Net proceeds received were used to repay outstanding borrowings under the Company’s credit facility. The sale resulted in the recognition of a pretax loss on the sale of $17.8 million during the second quarter of 2018, after including transaction costs of $1.9 million related to the sale. The loss on sale of the GCG business is presented in the Condensed Consolidated Statements of Operations as a separate charge "Loss on Disposition of Business Line".

Balance Sheet and Cash Flow
The Company’s consolidated cash and cash equivalents position as of June 30, 2018 totaled $46.3 million, compared with $54.0 million at December 31, 2017. The Company’s total debt outstanding as of June 30, 2018 totaled $225.1 million, compared with $225.7 million at December 31, 2017.
During the three months ended June 30, 2018 the Company did not repurchase shares of CRD-A or CRD-B. During the six months ended June 30, 2018, the Company repurchased 1,011,958 shares of CRD-A and 53,888 shares of CRD-B at an average cost of $8.28 and $8.96, respectively.
The Company’s operations used $18.7 million of cash during the 2018 period, compared with $16.4 million used in the 2017 period. The increase in cash used in operating activities was primarily due to increases in unbilled receivables due to increases in weather related revenues, partially offset by lower accrued compensation and bonus payments compared to 2017.

2018 Guidance
Crawford & Company is updating its guidance for 2018 to reflect the disposal of the Garden City Group business as follows:

•	Consolidated revenues before reimbursements between $1.07 and $1.12 billion;

•	Net income attributable to shareholders of Crawford & Company between $31.0 and $36.0 million, or $0.56 to $0.66 diluted earnings per CRD-A share, and $0.49 to $0.59 diluted earnings per CRD-B share;

•	Consolidated operating earnings between $85.0 and $95.0 million;

•	Consolidated adjusted EBITDA between $127.0 and $137.0 million;

•
Non-GAAP net income attributable to shareholders of Crawford & Company, before loss on disposition of business line, between $43.0 and $48.0 million, or $0.78 to $0.88 diluted earnings per CRD-A share, and $0.71 to $0.81 diluted earnings per CRD-B share.

To a significant extent, Crawford’s business depends on case volumes. The Company cannot predict the future trend of case volumes for a number of reasons, including the fact that the frequency and severity of weather-related claims and the occurrence of natural and man-made disasters, which are a significant source of claims and revenue for the Company, are generally not subject to accurate forecasting.

Conference Call
As previously announced, Crawford & Company will host a conference call on August 7, 2018 at 8:30 a.m. Eastern Time to discuss its second quarter 2018 results. The conference call can be accessed live by dialing 1-800-374-2518 and using Conference ID 3199486. A presentation for tomorrow’s call can also be found on the investor relations portion of the Company’s website, http://www.crawfordandcompany.com. The call will be recorded and available for replay through September 7, 2018. You may dial 1-855-859-2056 to listen to the replay.

Non-GAAP Presentation
In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under U.S. generally accepted accounting principles (“GAAP”), these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of operations.
Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs and credits, but before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, goodwill impairment charges, restructuring and special charges, loss on disposition of business line, income taxes, and net income or loss attributable to noncontrolling interests and redeemable noncontrolling interests.

Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. However, adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results. The Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income attributable to shareholders of the Company with adjustments for depreciation and amortization, net corporate interest expense, income taxes, restructuring and special charges, loss on disposition of business line and stock-based compensation expense.
Unallocated corporate and shared costs and credits include expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, defined benefit pension costs or credits for our frozen U.S. pension plan, certain unallocated professional fees, and certain self-insurance costs and recoveries that are not allocated to our individual operating segments. Restructuring and special charges and loss on disposition of business line are non-core items not directly related to our normal business operations, or our future performance.
Income taxes, net corporate interest expense, stock option expense, and amortization of customer-relationship intangible assets are recurring components of our net income, but they are not considered part of our segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services, and vary significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors, affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings in order to better assess the results of each segment's operating activities on a consistent basis.
Income taxes are calculated for the non-GAAP presentation of net income before restructuring and special charges and loss on disposition of business line based on statutory rates in effect in the various jurisdictions in which charges exist, and vary by jurisdiction.

Following is a reconciliation of segment and consolidated operating earnings to net (loss) income attributable to shareholders of Crawford & Company on a GAAP basis. The reconciliation of 2018 guidance is to the midpoint of the guidance range.

	Three months ended		Six months ended		Full Year
(in thousands)	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017	Guidance 2018
Operating earnings:
Crawford TPA Solutions: Broadspire	$8,135	$9,710	$15,959	$17,678
Crawford Claims Solutions	3,752	3,327	4,467	5,761
Crawford Specialty Solutions	10,387	14,085	20,838	22,437
Unallocated corporate and shared costs, net	(703)	2,037	(1,518)	1,576
Consolidated operating earnings	21,571	29,159	39,746	47,452	$90,000
(Deduct) Add:
Net corporate interest expense	(2,440)	(2,114)	(5,004)	(4,150)	(10,000)
Stock option expense	(512)	(457)	(962)	(874)	(1,810)
Amortization expense	(2,791)	(2,721)	(5,556)	(5,498)	(11,000)
Restructuring and special charges	—	(6,782)	—	(7,387)	—
Loss on disposition of business line	(17,795)	—	(17,795)	—	(17,795)
Income taxes	(461)	(6,812)	(4,427)	(11,647)	(15,195)
Net loss (income) attributable to noncontrolling interests and redeemable noncontrolling interests	3	(72)	142	(31)	(700)
Net (loss) income attributable to shareholders of Crawford & Company	$(2,425)	$10,201	$6,144	$17,865	$33,500

Following is a reconciliation of net (loss) income attributable to shareholders of Crawford & Company on a GAAP basis to adjusted EBITDA. The reconciliation of 2018 guidance is to the midpoint of the guidance range.

	Three months ended		Six months ended		Full Year
(in thousands)	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017	Guidance 2018
Net (loss) income attributable to shareholders of Crawford & Company	$(2,425)	$10,201	$6,144	$17,865	$33,500
Add:
Depreciation and amortization	11,200	10,178	22,640	20,358	48,300
Stock-based compensation	1,790	2,109	3,355	3,405	7,210
Net corporate interest expense	2,440	2,114	5,004	4,150	10,000
Restructuring and special charges	—	6,782	—	7,387	—
Loss on disposition of business line	17,795	—	17,795	—	17,795
Income taxes	461	6,812	4,427	11,647	15,195
Adjusted EBITDA	$31,261	$38,196	$59,365	$64,812	$132,000

Following are the reconciliations of GAAP Net (Loss) Income and Earnings Per share to non-GAAP Adjusted Net Income and Diluted Earnings Per Share for the three months and six months ended June 30, 2018 and 2017.

Three months ended June 30, 2018
(in thousands)	Net (loss) income attributable to Crawford & Company	Diluted (loss) earnings per CRD-A share	Diluted (loss) earnings per CRD-B share
GAAP	$(2,425)	$(0.04)	$(0.06)
Add back:
Loss on disposition of business line, net of tax of $4,494	13,301	0.24	0.25
Non-GAAP Adjusted	$10,876	$0.20	$0.19

Three months ended June 30, 2017
(in thousands)	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$10,201	$0.19	$0.17
Add back:
Restructuring and special charges, net of tax of $2,217	4,565	0.08	0.08
Non-GAAP Adjusted	$14,766	$0.27	$0.25

Six months ended June 30, 2018
(in thousands)	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$6,144	$0.13	$0.09
Add back:
Loss on disposition of business line, net of tax of $4,494	13,301	0.23	0.24
Non-GAAP Adjusted	$19,445	$0.36	$0.33

Six months ended June 30, 2017
(in thousands)	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$17,865	$0.33	$0.29
Add back:
Restructuring and special charges, net of tax of $2,415	4,972	0.09	0.09
Non-GAAP Adjusted	$22,837	$0.42	$0.38

Following is information regarding the weighted average shares used in the computation of basic and diluted earnings per share.

	Three months ended		Six months ended
(in thousands)	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Weighted-Average Shares Used to Compute Basic Earnings Per Share:
Class A Common Stock	30,580	31,394	30,888	31,401
Class B Common Stock	24,448	24,678	24,460	24,684
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	30,580	32,119	31,470	32,181
Class B Common Stock	24,448	24,678	24,460	24,684

Further information regarding the Company’s operating results for the quarter and six months ended June 30, 2018, and financial position as of June 30, 2018, and cash flows for the six months ended June 30, 2018 is shown on the attached unaudited condensed consolidated financial statements.
About Crawford & Company
Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world's largest publicly listed independent provider of claims management solutions to the risk management and insurance industry, as well as to self-insured entities, with an expansive global network serving clients in more than 70 countries.
The Company’s shares are traded on the NYSE under the symbols CRD-A and CRD-B. The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the non-voting Class A Common Stock than on the voting Class B Common Stock, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of Class A Common Stock must receive the same type and amount of consideration as holders of Class B Common Stock, unless different consideration is approved by the holders of 75% of the Class A Common Stock, voting as a class.
Earnings per share may be different between CRD-A and CRD-B due to the payment of a higher per share dividend on CRD-A than CRD-B, and the impact that has on the earnings per share calculation according to generally accepted accounting principles.
FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawfordandcompany.com.

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended June 30,	2018	2017	% Change

Revenues:
Revenues Before Reimbursements	$279,044	$269,247	4%
Reimbursements	14,165	14,725	(4)%
Total Revenues	293,209	283,972	3%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	197,523	186,471	6%
Reimbursements	14,165	14,725	(4)%
Total Costs of Services	211,688	201,196	5%

Selling, General, and Administrative Expenses	64,000	57,327	12%
Corporate Interest Expense, Net	2,440	2,114	15%
Restructuring and Special Charges	—	6,782	nm
Loss on Disposition of Business Line	17,795	—	nm
Total Costs and Expenses	295,923	267,419	11%

Other Income	747	532	40%

(Loss) Income Before Income Taxes	(1,967)	17,085	(112)%
Provision for Income Taxes	461	6,812	(93)%

Net (Loss) Income	(2,428)	10,273	(124)%

Net Loss (Income) Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	3	(72)	(104)%

Net (Loss) Income Attributable to Shareholders of Crawford & Company	$(2,425)	$10,201	(124)%

(Loss) Earnings Per Share - Basic:
Class A Common Stock	$(0.04)	$0.19	(121)%
Class B Common Stock	$(0.06)	$0.17	(135)%

(Loss) Earnings Per Share - Diluted:
Class A Common Stock	$(0.04)	$0.19	(121)%
Class B Common Stock	$(0.06)	$0.17	(135)%

Cash Dividends Per Share:
Class A Common Stock	$0.07	$0.07	—%
Class B Common Stock	$0.05	$0.05	—%

nm = not meaningful

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Six Months Ended June 30,	2018	2017	% Change

Revenues:
Revenues Before Reimbursements	$552,148	$536,514	3%
Reimbursements	31,448	26,988	17%
Total Revenues	583,596	563,502	4%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	395,142	379,208	4%
Reimbursements	31,448	26,988	17%
Total Costs of Services	426,590	406,196	5%

Selling, General, and Administrative Expenses	125,660	117,319	7%
Corporate Interest Expense, Net	5,004	4,150	21%
Restructuring and Special Charges	—	7,387	nm
Loss on Disposition of Business line	17,795	—	nm
Total Costs and Expenses	575,049	535,052	7%

Other Income	1,882	1,093	72%

Income Before Income Taxes	10,429	29,543	(65)%
Provision for Income Taxes	4,427	11,647	(62)%

Net Income	6,002	17,896	(66)%

Net Loss (Income) Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	142	(31)	(558)%

Net Income Attributable to Shareholders of Crawford & Company	$6,144	$17,865	(66)%

Earnings Per Share - Basic:
Class A Common Stock	$0.13	$0.34	(62)%
Class B Common Stock	$0.09	$0.30	(70)%

Earnings Per Share - Diluted:
Class A Common Stock	$0.13	$0.33	(61)%
Class B Common Stock	$0.09	$0.29	(69)%

Cash Dividends Per Share:
Class A Common Stock	$0.14	$0.14	—%
Class B Common Stock	$0.10	$0.10	—%

nm = not meaningful

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2018 and December 31, 2017
Unaudited
(In Thousands, Except Par Values)

	June 30,	December 31,
	2018	2017
ASSETS

Current Assets:
Cash and Cash Equivalents	$46,323	$54,011
Accounts Receivable, Net	143,330	174,172
Unbilled Revenues, at Estimated Billable Amounts	121,969	108,745
Income Taxes Receivable	3,086	7,987
Prepaid Expenses and Other Current Assets	29,786	25,452
Total Current Assets	344,494	370,367

Net Property and Equipment	36,182	41,664

Other Assets:
Goodwill	97,503	96,916
Intangible Assets Arising from Business Acquisitions, Net	92,767	97,147
Capitalized Software Costs, Net	75,629	89,824
Deferred Income Tax Assets	28,235	24,359
Other Noncurrent Assets	77,958	67,659
Total Other Assets	372,092	375,905

Total Assets	$752,768	$787,936

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$29,808	$24,641
Accounts Payable	40,942	49,303
Accrued Compensation and Related Costs	56,834	75,892
Self-Insured Risks	15,837	13,407
Income Taxes Payable	3,780	2,703
Deferred Rent	14,315	15,717
Other Accrued Liabilities	39,391	36,563
Deferred Revenues	34,916	37,794
Current Installments of Capital Leases	201	571
Total Current Liabilities	236,024	256,591

Noncurrent Liabilities:
Long-Term Debt and Capital Leases, Less Current Installments	195,120	200,460
Deferred Revenues	22,804	22,515
Accrued Pension Liabilities	76,543	87,035
Other Noncurrent Liabilities	28,928	27,596
Total Noncurrent Liabilities	323,395	337,606

Redeemable Noncontrolling Interests	6,140	6,775

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	30,598	31,439
Class B Common Stock, $1.00 Par Value	24,448	24,502
Additional Paid-in Capital	56,677	53,170
Retained Earnings	261,894	269,686
Accumulated Other Comprehensive Loss	(191,574)	(196,477)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	182,043	182,320
Noncontrolling Interests	5,166	4,644
Total Shareholders’ Investment	187,209	186,964

Total Liabilities and Shareholders’ Investment	$752,768	$787,936

CRAWFORD & COMPANY
SUMMARY RESULTS BY OPERATING SEGMENT
Unaudited
(In Thousands, Except Percentages)

Three Months Ended June 30,

	Crawford TPA Solutions: Broadspire		%	Crawford Claims Solutions		%	Crawford Specialty Solutions		%
	2018	2017	Change	2018	2017	Change	2018	2017	Change

Revenues Before Reimbursements	$102,644	$97,037	5.8%	$93,188	$81,140	14.8%	$83,212	$91,070	(8.6)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	59,842	54,554	9.7%	60,104	51,982	15.6%	42,097	42,333	(0.6)%
% of Revenues Before Reimbursements	58.3%	56.2%		64.5%	64.1%		50.6%	46.5%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	34,667	32,773	5.8%	29,332	25,831	13.6%	30,728	34,652	(11.3)%
% of Revenues Before Reimbursements	33.8%	33.8%		31.5%	31.8%		36.9%	38.0%

Total Operating Expenses	94,509	87,327	8.2%	89,436	77,813	14.9%	72,825	76,985	(5.4)%

Operating Earnings (1)	$8,135	$9,710	(16.2)%	$3,752	$3,327	12.8%	$10,387	$14,085	(26.3)%
% of Revenues Before Reimbursements	7.9%	10.0%		4.0%	4.1%		12.5%	15.5%

Six Months Ended June 30,

	Crawford TPA Solutions: Broadspire		%	Crawford Claims Solutions		%	Crawford Specialty Solutions		%
	2018	2017	Change	2018	2017	Change	2018	2017	Change

Revenues Before Reimbursements	$202,881	$193,363	4.9%	$183,630	$164,288	11.8%	$165,637	$178,863	(7.4)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	118,560	110,144	7.6%	121,052	107,450	12.7%	85,483	83,854	1.9%
% of Revenues Before Reimbursements	58.4%	57.0%		65.9%	65.4%		51.6%	46.9%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	68,362	65,541	4.3%	58,111	51,077	13.8%	59,316	72,572	(18.3)%
% of Revenues Before Reimbursements	33.7%	33.9%		31.6%	31.1%		35.8%	40.6%

Total Operating Expenses	186,922	175,685	6.4%	179,163	158,527	13.0%	144,799	156,426	(7.4)%

Operating Earnings (1)	$15,959	$17,678	(9.7)%	$4,467	$5,761	(22.5)%	$20,838	$22,437	(7.1)%
% of Revenues Before Reimbursements	7.9%	9.1%		2.4%	3.5%		12.6%	12.5%
(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, restructuring and special charges, loss on disposition of business line, goodwill impairment charges and certain unallocated corporate and shared costs and credits. See pages 4-5 for additional information about segment operating earnings.

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Six Months Ended June 30, 2018 and June 30, 2017
Unaudited
(In Thousands)

	2018	2017
Cash Flows From Operating Activities:
Net Income	$6,002	$17,896
Reconciliation of Net Income to Net Cash Used In Operating Activities:
Depreciation and Amortization	22,640	20,358
Deferred Income Taxes	(525)	—
Stock-Based Compensation Costs	3,355	3,405
Loss on Disposition of Business Line	17,795	—
Changes in Operating Assets and Liabilities, Net of Effects of Acquisitions and Dispositions:
Accounts Receivable, Net	(539)	(12,192)
Unbilled Revenues, Net	(28,346)	(10,899)
Accrued or Prepaid Income Taxes	775	4,078
Accounts Payable and Accrued Liabilities	(19,985)	(24,626)
Deferred Revenues	(390)	(658)
Accrued Retirement Costs	(12,932)	(10,409)
Prepaid Expenses and Other Operating Activities	(6,549)	(3,312)
Net Cash Used in Operating Activities	(18,699)	(16,359)

Cash Flows From Investing Activities:
Acquisitions of Property and Equipment	(9,538)	(3,767)
Cash proceeds from disposition of business line	41,165	—
Capitalization of Computer Software Costs	(8,270)	(12,155)
Payments for Business Acquisitions, Net of Cash Acquired	—	(36,029)
Other Investing Activities	—	59
Net Cash Provided by (Used in) Investing Activities	23,357	(51,892)

Cash Flows From Financing Activities:
Cash Dividends Paid	(6,784)	(6,869)
Payments Related to Shares Received for Withholding Taxes Under Stock-Based Compensation Plans	(43)	(435)
Proceeds from Shares Purchased Under Employee Stock-Based Compensation Plans	366	297
Repurchases of Common Stock	(5,570)	(3,434)
Increases in Short-Term and Revolving Credit Facility Borrowings	63,547	61,318
Payments on Short-Term and Revolving Credit Facility Borrowings	(63,978)	(4,897)
Payments on Capital Lease Obligations	(320)	(693)
Dividends paid to noncontrolling interests	(167)	—
Net Cash (Used In) Provided by Financing Activities	(12,949)	45,287

Effects of Exchange Rate Changes on Cash and Cash Equivalents	603	1,357
Decrease in Cash and Cash Equivalents	(7,688)	(21,607)
Cash and Cash Equivalents at Beginning of Year	54,011	81,569
Cash and Cash Equivalents at End of Period	$46,323	$59,962